UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017 (May 3, 2017)

Nemus Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626

(Address of principal effective offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 396-0330

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On May 3, 2017, Nemus Bioscience, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) to sell 1,000,000 shares of a new Series E Preferred Stock, par value $0.001 per share (“Preferred Shares”), to Schneider Finance LLC (the “Purchaser”), an accredited investor (as such term is defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as amended) and affiliate of Schneider Brothers Ltd., a global closed investment fund, at a purchase price of $20.00 for each Preferred Share for aggregate gross proceeds of $20,000,000 (the “Financing”). The transaction is expected to close in the second quarter and there are no conditions precedent or further obligations prior to the close. SB Securities Ltd., an affiliate of Schneider Brothers Ltd. has entered into a guarantee to the benefit of the Company that guarantees the payment of the $20,000,000 investment. The Company did not grant any warrants in connection with the Financing.

The Agreement contains customary representations and warranties of each of the Company and the Purchaser. The Agreement does not provide for any registration rights, down round anti-dilution rights or redemption rights to the Purchaser. The Agreement provides that, on or after the closing date, the Purchaser will propose three individuals that meet the Company’s guidelines for directors be added to the Board of Directors of the Company (the “Purchaser Designees”). For as long as the Purchaser holds at least 33% of the voting securities of the Company on an as converted basis, the Company will nominate the Purchaser Designees or their successors for election at the annual stockholders meeting to the Board of Directors. Furthermore, subject to any liquidation rights held by the holders of the Company’s Series B Preferred Stock, the Company grants to the Purchaser to the fullest extent possible a continuing security interest in the Company’s net operating carryovers and the Company’s intellectual property.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

On May 3, 2017, the Company filed an Amendment to Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock with the Nevada Secretary of State to amend the definition of “Fundamental Transaction” therein to exclude from the definition certain financing transactions, such as the Financing (the “Series B Amendment”). The Series B Amendment was approved by the holders representing a majority of the aggregate Series B Preferred Stock outstanding and the designee under the Certificate of Designation, and unanimously approved by the Board of Directors of the Company. In connection with the Series B Amendment, the Company also entered into an amendment with each of the investors holding warrants issued in connection with the private placement of the Series B Preferred Stock (the “Warrant Amendments”) to amend the definition of “Fundamental Transaction” in the same way.

The full text of the Series B Amendment and a Form of Warrant Amendment are filed as Exhibits 3.1 and 3.2, respectively, to this report and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 4, 2017, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company is furnishing the information contained in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock filed with the Secretary of State of Nevada on May 3, 2017
3.2	Form of Amendment to Warrant to certain security holders to purchase shares of common stock
10.1	Securities Purchase Agreement, dated May 3, 2017, between Nemus Bioscience, Inc. and Schneider Finance LLC
99.1	Press release dated May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: May 4, 2017	By:	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock filed with the Secretary of State of Nevada on May 3, 2017
3.2	Form of Amendment to Warrant to certain security holders to purchase shares of common stock
10.1	Securities Purchase Agreement, dated May 3, 2017, between Nemus Bioscience, Inc. and Schneider Finance LLC
99.1	Press release dated May 4, 2017